EXHIBIT 4(i)


[OBJECT OMITTED]               [OBJECT OMITTED]                 [OBJECT OMITTED]

                            PREVENTION Insurance.com
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This Certifies that



is the owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE $.91 PER SHARE OF PREVENTION INSURANCE.COM transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the
   Transfer Agent and register by the Register. WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.


Countersigned and Registered

By                                     Transfer Agent
                                       and Registrar


          ----------------------
           Authorized Signature


Dated:

[OBJECT OMITTED]    ---------------------      ---------------- [OBJECT OMITTED]
                               Secretary President